Page 1 of 2 For more information, contact Communications Media.Relations@CenterPointEnergy.com For Immediate Release CenterPoint Energy Appoints New Board Member Raquelle W. Lewis Houston – Sept. 30, 2021 – CenterPoint Energy, Inc. (NYSE: CNP) today announced the appointment of Raquelle W. Lewis, an accomplished communications and community outreach leader with extensive experience in the transportation and infrastructure industries, to its Board of Directors, effective September 29. With more than 25 years of experience in communications, strategic project development, business operations, community outreach, and risk and crisis management in the transportation and infrastructure industries, Lewis has held positions of increasing responsibility over the course of her career. She currently serves as Director, Southeast Texas Communications and Public Information Offices for the Texas Department of Transportation (TxDOT), a state government organization that constructs and maintains highway, aviation, rail, and public transportation systems. In this capacity, Lewis leads communications for TxDOT’s Southeast Texas Region. She is responsible for communications outreach for numerous south Texas area districts including Houston, the largest of Texas’ 25 districts, and more than 50 Texas counties accounting for more than $9 billion in active projects. As chief Public Information Officer (PIO) for the Houston District, she leads communication planning, strategy and implementation for more than 200 construction projects totaling $5 billion. Lewis also serves as chief spokesperson for TxDOT during severe weather events and other emergencies in Houston and surrounding areas, including supporting strategic planning and crisis and risk management efforts. Prior to her role at TxDOT, Lewis was with Parsons Brinckerhoff, a global engineering and design firm that specializes in engineering, construction management, energy, infrastructure, and community planning. She managed project implementation, including public relations and community outreach programs, for major infrastructure projects with local, state and federal agencies. Prior to Parsons Brinckerhoff, Lewis served in positions of increasing responsibility with Texas Southern University’s Center for Transportation Training and Research Center. “Raquelle’s leadership experience with large public and private infrastructure projects and extensive background in communications and community outreach make her the ideal fit for our Board of Directors,” said Martin Nesbitt, Board Chair. “As the company continues to execute on its long-term growth strategy, including a new 10-year capital plan totaling more than $40 billion, Raquelle’s knowledge and expertise will be invaluable.” - more - Exhibit 99.1

Page 2 of 2 For more information, contact Communications Media.Relations@CenterPointEnergy.com For Immediate Release Regarding her appointment to the Board of Directors, Lewis said, "It is an honor to be joining CenterPoint Energy’s highly regarded Board. I am excited to work with my fellow directors and company leadership to help enhance the performance and value of the company for our customers, shareholders and communities. I also look forward to applying my experience with major infrastructure initiatives as the company executes on its growth plans.” Lewis earned a Bachelor of Arts degree in Psychology from the University of Texas at Austin. She is a member of several community and civic organizations, including the WTS International, NAACP- Houston Branch, Alpha Kappa Alpha Sorority, Inc., Black Women of Greater Houston PAC, and Leadership Women, Inc. Lewis is a 2010 graduate of Leadership Texas and a past recipient of the Raymond E. Stotzer Award recognizing outstanding leadership, dedication and service to TxDOT. About CenterPoint Energy, Inc. As the only investor-owned electric and gas utility based in Texas, CenterPoint Energy, Inc. (NYSE: CNP) is an energy delivery company with electric transmission and distribution, power generation and natural gas distribution operations that serve more than 7 million metered customers in Arkansas, Indiana, Louisiana, Minnesota, Mississippi, Ohio, Oklahoma and Texas. As of June 30, 2021, the company owned approximately $36 billion in assets and also owned 53.7 percent of the common units representing limited partner interests in Enable Midstream Partners, LP, a publicly traded master limited partnership that owns, operates and develops strategically located natural gas and crude oil infrastructure assets. With approximately 9,500 employees, CenterPoint Energy and its predecessor companies have been in business for more than 150 years. For more information, visit CenterPointEnergy.com. ###